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                                                                 EXHIBIT 23(III)

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Pfizer Inc.

Re: Registration Statement No. 33-

    We consent to the use of our audit report dated February 24, 1994 on the consolidated financial statements of Pfizer Inc. and subsidiary companies as of December 31, 1993, 1992 and 1991 and for each of the years then ended, incorporated herein by reference, and to the reference to our firm under the heading "Experts" in the Proxy Statement/Prospectus.

                                          /s/ KPMG Peat Marwick LLP
                                          KPMG Peat Marwick LLP

New York, New York
February 14, 1995
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                                                                 EXHIBIT 23(III)

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
NAMIC U.S.A. Corporation:

    We consent to the use of our reports dated July 9, 1993 on the consolidated financial statements and schedules of NAMIC U.S.A. Corporation and subsidiaries as of May 31, 1993 and for each of the years in the two-year period ended May 31, 1993, included herein, and to the reference to our firm under the heading "Experts" in the Proxy Statement/Prospectus.

                                          /s/ KPMG Peat Marwick LLP
                                          KPMG Peat Marwick LLP

Albany, New York
February 14, 1995